SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the
          Securities Exchange Act of 1934

          Date of Report (Date of earliest event
          reported):  November 20, 1997



                  SHOPKO STORES, INC.
(Exact name of registrant as specified in its charter)


     Minnesota            1-10876            41-0985054
  (State or other       (Commission        (IRS Employer
  jurisdiction of       File Number)       Identification
   incorporation)                               No.)


         700 Pilgrim Way
      Green Bay, Wisconsin                     54304
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:
(920) 497-2211

Item 5.  Other Events.

     On November 20, 1997, Shopko Stores, Inc.
("Shopko") and Penn-Daniels Inc. (Penn-Daniels") jointly announced an agreement whereby Shopko will acquire Penn-Daniels in a transaction valued at approximately $61 million, including approximately $43 million in Penn-Daniels debt, of which approximately
$22 million will be retired at closing. The transaction is expected to close by the end of December pending completion of due dilligence, regulatory approvals and certain other conditions. Once completed, the acquisition will be treated as a purchase business transaction. The joint press release from ShopKo and Penn Daniels dated November 20, 1997 is attached hereto as an exhibit and is incorporated herein by reference.


     Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

     Exhibit Number      Description


         99.1            Press Release dated November
                         20, 1997

                     SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 24, 1997       SHOPKO STORES, INC.



                                By: /s/ Richard D. Schepp
                                    -----------------------
                                    Richard D. Schepp,
                                    Vice President Legal Affairs

                    EXHIBIT INDEX

Exhibit No.              Description

99.1                Press Release dated November 20, 1997.